UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

PRIME ESTATES & DEVELOPMENTS, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRIME ESTATES & DEVELOPMENTS, INC.
200 South Wacker Drive,
 Suite 3200, Chicago, Illinois 60606

October 25, 2013

To:	The Holders of the Common Stock of Prime Estates & Developments, Inc.

Re:	Notice of Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is furnished by the board of directors (the “Board of Directors”) of Prime Estates & Developments, Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on September 26, 2013 (the “Record Date”). The purpose of this Information Statement is to inform the Company’s stockholders that our Board of Directors adopted and recommended certain actions and those actions were taken by the written consent of the holders of a majority of the Company’s voting stock on September 26, 2013. This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement provides notice that the Board of Directors has recommended, and holders of a majority of the voting power of our outstanding stock have voted, to approve the following:

To approve an amendment to the Company’s Articles of Incorporation to: (a) change the Company’s name to Cosmos Holdings Inc., and (b) increase the authorized common stock from 200,000,000 shares, par value $0.001, to 300,000,000 shares of common stock, par value $0.001.

The above actions taken by the Company’s stockholders will become effective on or about November 14, 2013 and are more fully described in the Information Statement accompanying this Notice.

Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended. The Information Statement is for information purposes only and explains the action taken by written consent. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

Dimitrios Goulielmos, Chairman

October 25, 2013
Chicago IL

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Prime Estates & Developments, Inc., a Nevada corporation (“We” or the “Company”) by the Board of Directors to notify them about certain actions that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on September 26, 2013.

Copies of this Information Statement are first being sent on or before November 14, 2013 to the holders of record on September 26, 2013 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated September 26, 2013, in lieu of a special meeting of the stockholders:

To approve an amendment to the Company’s Articles of Incorporation to: (a) change the Company’s name to Cosmos Holdings Inc., and (b) increase the authorized common stock from 200,000,000 shares, par value $0.001, to 300,000,000 shares of common stock, par value $0.001.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Nevada law are afforded to the Company’s stockholders as a result of the approval of the Action.

Vote Required

The vote, which was required to approve the above Actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is September 26, 2013. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September 26, 2013 (the “Record Date”). As of the Record Date, the Company had outstanding 125,585,532 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725. Phone: (813) 344 4490.

Vote Obtained – Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and in order to effectuate the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholder and his respective approximate beneficial ownership percentage of the voting stock of the Company, which total in the aggregate 79.96% of the outstanding voting stock, is Dimitrios Goulielmos.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about November 14, 2013.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE
AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION TO CHANGE
THE NAME OF THE COMPANY AND INCREASE THE
AUTHORIZED COMMON STOCK

Name Change

On September 26, 2013, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the prospective amendment to the Company’s Articles of Incorporation to change the name of the Company to Cosmos Holdings Inc. (the “Name Change Amendment”). On September 26, 2013, stockholders of the Company owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Name Change Amendment by written consent, in lieu of a special meeting of the stockholders.

The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect additions to the Company’s business focus with the acquisition of Amperlissimo Ltd. on September 27, 2013 as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2013.

The Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Nevada Secretary of State with an expected effective date of November 14, 2013.

Increase the Authorized Common Stock

General

On September 26, 2013, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment to the Third Article of the Company’s Articles of Incorporation to increase the authorized common stock from 200,000,000 shares, par value $0.001, to 300,000,000 shares, par value $0.001 (the “Increase in Authorized Amendment”). On September 26, 2013, the Majority Stockholders approved the Increase in Authorized Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the Increase in Authorized Amendment

Description of Securities

Our authorized capital stock consists of a total of 300,000,000 shares, and is comprised of 200,000,000 shares of common stock, par value $0.001 and 100,000,000 shares of preferred stock, par value $0.001. After giving effect to the Share Exchange Transaction with Amperlissimo Ltd, as of September 27, 2013, there are 125,585,532 shares of our common stock issued and outstanding, and no shares of our preferred stock issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never paid any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the sole discretion of our Board of Directors and may be subject to any restrictions that may be imposed by lenders or other third parties.

Preferred Stock. We are authorized to issue 100,000,000 shares of preferred stock, par value $0.001. We currently have no of preferred stock issued.

Our Board of Directors has the authority, without further authorization from our stockholders, to divide, designate the preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions of our preferred stock, and issue from time to time any or all of our preferred stock, as one or more other classes or series. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions of our preferred stock, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, our Board of Directors has the power to fix the number of shares constituting our authorized capital stock and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

Some provisions in our Articles of Incorporation and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders. Our Articles of Incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders. In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine. Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Nevada statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Nevada statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our shareholders or others as beneficial transactions.

Limited Authorized Capital

Currently, the Company is authorized to issue 100,000,000 shares of Preferred Stock and 200,000,000 shares of Common Stock. Of the 100,000,000 of Preferred Stock authorized, as of the Record Date, there were no shares outstanding.

Of the 200,000,000 shares of Common Stock authorized, as of the Record Date, there were 125,585,532 shares of Common Stock issued and outstanding and 240,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options. Consequently, the Company has a limited number of shares of Common Stock available for general corporate purposes.

As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors and Majority Stockholders approved the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of either the Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which they believe will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of either Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Increase in Authorized Amendment, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving either the Common Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

As of the date of this information statement, the Company has no contracts, agreements or commitments for any such financing transactions or acquisitions.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The additional shares of Common Stock authorized by the Increase in Authorized Amendment may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Company’s Common Stock may trade on at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Increase in Authorized Amendment

The current officers and directors of the Company and the officers and directors of the Company when the Increase in Authorized Amendment was approved by the Board of Directors do not have any substantial interest, direct or indirect, in the approval of the Increase in Authorized Amendment, other than as stockholders of the Company.

Effects of the Increase in Authorized Amendment

The increase in authorized shares of Common Stock was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of either Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The holders of Common Stock will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the increase. However, issuances of significant numbers of additional shares of Common Stock in the future (i) will dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The Increase in Authorized Amendment does not change the terms of the Common Stock. The Common Stock for which authorization is sought will have the same voting rights and liquidation rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

The Increase in Authorized Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Nevada Secretary of State with an expected effective date of November 14, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 27, 2013, for each of the following persons, after giving effect to the transaction under the Exchange Agreement:

●	each of our directors and named officers prior to the Closing of the Exchange Transaction;

●	all such directors and executive officers as a group; and

●	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 125,585,532 shares of common stock outstanding on September 26, 2013.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock
Dimitri Goulielmos [1]	Common	100,416,000	80.0%
Panagiotis Drakopoulos [2]		8,758,561	07.0%
200 South Wacker Drive, Suite 3100, Chicago, 60606, IL.
DIRECTORS AND OFFICERS – TOTAL		109,174,561	86.9%

5% SHAREHOLDERS
Vasileios Mavrogiannis [2]	Common	9,133,580	7.3%
Total of 5% shareholders		9,133,580	7.3%
_______________
[1]
Mr. Goulielmos is the owner of Jaron Trading Limited a company that holds 400,000 common shares. Therefore Mr. Goulielmos, in addition to the 100,016,000 common share that he personally owns, he controls the 400,000-share voting block that belongs to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos gives him a voting block of 100,416,000 shares, or 80.0% of the issued and outstanding common stock of the Company at September 27, 2013.

[2]
Mr. Drakopoulos and Mr. Mavrogiannis are officers and directors of Dynamic Investments, Ltd, a company that holds 2,441,894 common shares. Therefore they control the 2,441,894-share voting block that belongs to Dynamic Investments, Ltd. Attributing these shares to Mr. Drakopoulos gives him a voting block of 8,758,561 shares, or 7.0% of the issued and outstanding common stock of the Company at September 27, 2013.

[3]
Mr. Drakopoulos and Mr. Mavrogiannis are officers and directors of Dynamic Investments, Ltd, a company that holds 2,441,894 common shares. Therefore they control the 2,441,894-share voting block that belongs to Dynamic Investments, Ltd. Attributing these shares to Mr. Mavrogiannis gives him a voting block of 9,133,580 shares, or 7.3% of the issued and outstanding common stock of the Company at September 27, 2013.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future stockholders communication documents to any stockholders sharing an address to which multiple copies are now delivered.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 200 F Street, N.E., Washington, D.C.20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

By order of the Board of Directors

/s/ Dimitrios Goulielmos
Dimitrios Goulielmos, Chairman

October 25, 2013
Chicago IL

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PRIME ESTATES & DEVELOPMENTS, INC.

PRIME ESTATES & DEVELOPMENTS, INC. (the “Corporation”) a corporation organized and existing under and by virtue of the Nevada Revised Statutes, as amended, DOES HEREBY CERTIFY:

FIRST: The Corporation filed its original Articles of Incorporation with the Secretary of State of Nevada on July 21, 2009.

SECOND: Pursuant to the Unanimous Written Consent of the Corporation’s Board of Directors, dated September 26, 2013, the following amendments to the Corporation’s Articles were approved:

Article I “NAME” of the Corporation’s Articles is amended to read in its entirety as follows:

“The name of the Corporation shall be: Cosmos Holdings Inc.”

Article IV “AUTHORIZED SHARES” of the Corporation’s Articles is amended to read in its entirety as follows:

“This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which this Corporation is authorized to issue is Three Hundred Million (300,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The Board of Directors also has express authority over any wholly unissued shares

THIRD: That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in lieu of meeting in accordance with Section 78.390 of the Nevada Revised Statutes, as amended.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the laws of the State of Nevada.

FIFTH: This Certificate of Amendment shall be effective as of the date of filing.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 14th day of November, 2013.

By:  Dimitrios Goulielmos, Chief Executive Officer